Exhibit 99.1

Pharmasset, Inc.
303-A College Road East
Princeton, NJ 08540 U.S.A.
Phone: (609) 613-4100
Fax: (609) 613-4150
www.pharmasset.com
Nasdaq: VRUS

COMPANY PRESS RELEASE

Pharmasset Presents R7128 Phase 1 Single Ascending Dose Study in

Healthy Volunteers

-R7128 Demonstrates Safety and Tolerability with No Clinically Significant Adverse Events-

-Conference Call Scheduled for 8:30AM (ET) Today-

Princeton, NJ (September 10, 2007) – Pharmasset, Inc. (Nasdaq: VRUS) is presenting safety, tolerability, pharmacokinetic and food effect data following single ascending doses of R7128 at the 14th International Symposium on Hepatitis C Virus and Related Viruses being held from September 9-13, 2007 in Glasgow, Scotland. R7128 is a prodrug of PSI-6130, an oral cytidine nucleoside analog polymerase inhibitor of hepatitis C virus (HCV) that is being developed through Pharmasset’s collaboration with Roche. The poster presentation from the conference is available in the “Events and Presentations” section of the Investor Center on Pharmasset’s website at www.pharmasset.com.

The Phase 1 single ascending dose study of R7128 was designed to assess the safety, tolerability and pharmacokinetics of R7128 following single ascending doses under fasting conditions. The secondary objective of this study was to explore the effect of food on the pharmacokinetics of R7128. Single oral doses of R7128 were administered to 46 healthy volunteers in five sequential dose groups (500 mg, 1500 mg, 4500 mg, 6000 mg, and 9000 mg) and one food effect group (1500 mg). There were 8 subjects per sequential dose group (6 active, 2 placebo) and 6 subjects in the food effect group (all active).

Nineteen adverse events (AEs) were reported during the study, including headache, sunburn, sore throat and nasal congestion. All AEs were mild to moderate, none were related to dose and no gastrointestinal AEs were observed. There were no clinically significant changes in vital signs, electrocardiograms, hematologic, renal or other laboratory parameters. The plasma exposure to PSI-6130 and PSI-6206, the uridine metabolite of PSI-6130, increased with increasing doses of R7128. Food increased the exposure of PSI-6130 by approximately 20%. Please see www.clinicaltrials.gov or e-mail clinicaltrials@pharmasset.com for more information.

“The single ascending doses of R7128 were generally safe and well-tolerated, and there was no maximum tolerated dose identified in this study,” stated Dr. Michael J. Otto, Pharmasset’s Executive Vice President, Pharmaceutical Research. “The pharmacokinetic profile of the prodrug indicates good exposure to the active moiety, PSI-6130, and no clinically significant dose-related adverse events or laboratory abnormalities were observed. We are pleased with these results and look forward to the continued development of R7128 for HCV.”

Conference Call

Pharmasset will host a conference call at 8:30AM (ET) on Monday, September 10, 2007 to discuss the R7128 Phase 1 study results.

Dial-in Information:

Domestic callers: 1 (800) 811-0667 (US/Canada)

International callers: 1 (913) 981-4901 (International)

Live audio of the conference call will be simultaneously broadcast over the internet via a webcast. To access the live webcast, log on to the "Events & Presentations" section of the Investor Center on Pharmasset's corporate website at http://investor.pharmasset.com/events.cfm.

Please connect to the company's website at least ten minutes prior to the start of the presentation to ensure adequate time for a reliable connection and any software download that may be necessary to listen to the webcast. The archived replay of the webcast will be available on the Pharmasset website for two weeks following the conference call.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Pharmasset is currently developing three product candidates. Clevudine, for the treatment of chronic HBV infection, is expected to enter Phase 3 clinical trials for registration in the Americas and Europe. Clevudine is already approved for HBV in South Korea and marketed by Bukwang Pharmaceuticals under the brand name Levovir. R7128, an oral treatment for chronic HCV infection, is in a Phase 1 clinical trial through a strategic collaboration with Roche. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase 2 clinical trial.

About R7128

R7128 is being developed for the treatment of chronic hepatitis C. R7128 is a prodrug of PSI-6130, which demonstrated potency in preclinical studies. PSI-6130 is a pyrimidine nucleoside analog inhibitor of HCV RNA polymerase, an enzyme that is necessary for hepatitis C viral replication. Results from an oral single ascending dose study of PSI-6130 in 24 healthy male volunteers showed that PSI-6130 was generally well tolerated with no serious adverse events in doses up to 3000 mg.

R7128 Phase 1 Study Overview

The Phase 1 clinical trial is a multiple center, observer-blinded, randomized and placebo-controlled study to investigate the pharmacokinetics, pharmacodynamics, safety, tolerability and food effect of R7128 in healthy volunteers and in patients chronically infected with HCV genotype 1. This Phase 1 study is comprised of two parts:

–	Part 1 is a single ascending dose study of R7128 conducted in 46 healthy volunteers. The primary objective of Part 1 is to assess the safety, tolerability and pharmacokinetics of R7128 following single ascending doses under fasting conditions. The secondary objective of Part 1 is to explore the effect of food on the pharmacokinetics of R7128. Preliminary data from the single ascending dose portion of the study indicate:

–	All doses of R7128 studied were generally safe and well-tolerated.

–	All patients completed the study, and none experienced gastrointestinal adverse events or serious adverse events during the study.

–	No hematological or laboratory abnormalities of clinical significance were noted.

–	Part 2 is a multiple ascending dose study of R7128 conducted in 40 patients chronically infected with HCV genotype 1 who have previously failed interferon therapy. The primary objective of Part 2 is to assess the safety, tolerability and pharmacokinetics of R7128 after once-daily or twice-daily dosing for 14 days. The secondary objective is to assess antiviral activity by measuring the change in HCV RNA.

About Hepatitis C

Hepatitis C is a blood-borne infectious disease of the liver and is a leading cause of chronic liver disease and liver transplants. The World Health Organization estimates that nearly 180 million people worldwide, or approximately 3% of the world’s population, are infected with hepatitis C virus (HCV). The CDC has reported that almost four million people in the United States have been infected with HCV, of whom 2.7 million are chronically infected.

Contact

Alan Roemer, Vice President

Investor Relations & Corporate Communications

alan.roemer@pharmasset.com

Office: (609) 613-4125

Forward-Looking Statements

Pharmasset "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties including without limitation, the risk that there will be a delay in the presentation of safety, tolerability, pharmacokinetic and food effect data from the R7128 Phase 1 single ascending dose study, the risk that there will be a delay in the release of R7128 safety, tolerability, pharmacokinetic and antiviral efficacy data from the R7128 Phase 1 multiple ascending dose study, the risk that the R7128 data from the Phase 1 R7128 single ascending dose study is not accurate or representative, the risk that the preliminary data from the R7128 Phase 1 multiple ascending dose study is not accurate or representative, the risk that our collaboration with Roche will not continue or will not be successful, the risk that the on-going or anticipated clinical trials for any one or more of our product candidates will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission entitled "Risk Factors" and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.